Exhibit 5.1

Proskauer Rose LLP Eleven Times Square, New York, New York 10036-8299

July 15, 2021

Blade Air Mobility, Inc.

31 Hudson Yards, 11th Floor

New York, NY 10001

Ladies and Gentlemen:

We are acting as counsel to Blade Air Mobility, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-8 (the “Registration Statement”) and the rules and regulations thereunder, relating to the registration of 19,787,289 shares of Class A common stock (the “Shares”), $0.0001 par value per share, of the Company, that may be issued pursuant to the Blade Air Mobility, Inc. 2021 Omnibus Incentive Plan, filed as Exhibit 99.1 to the Registration Statement (the “2021 Plan”), and the Fly Blade, Inc. 2015 Equity Incentive Plan, filed as Exhibit 99.2 to the Registration Statement (the “2015 Plan” and together with the 2021 Plan, the “Plans”). The Shares are to be issued by the Company upon grant, vesting or exercise of certain stock-based awards (the “Awards”) granted and to be granted pursuant to the Plans.

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the amended and restated certificate of incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement; (ii) the amended and restated bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement; (iii) certain resolutions of the Board of Directors of the Company relating to the authorization and issuance of the Awards and the Shares; (iv) certain resolutions of the Company’s stockholders relating to the adoption of the Plans; (v) the Plans; and (vii) the Registration Statement, together with the other exhibits filed as a part thereof.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies. We have also assumed that certificates representing the Shares will have been properly signed by authorized officers of the Company or their agents.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that the Shares when and to the extent issued in accordance with the terms of the Awards and the Plans, including payment of the applicable exercise price therefor, will be validly issued, fully paid and non-assessable.

Boca Raton | Boston | Chicago | Hong Kong | London | Los Angeles | New Orleans | New York | Paris | São Paulo | Washington, D.C.

Blade Air Mobility, Inc.

July 15, 2021

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP

Proskauer Rose LLP